                                                                    EXHIBIT 4.19
================================================================================




                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                                 TEXAS PUP, INC.

                      THE SHAREHOLDERS OF TEXAS PUP, INC.,

                         DRILL TUBE INTERNATIONAL, INC.

                                       AND

                         WEATHERFORD INTERNATIONAL, INC.



                                  JUNE 24, 1999




================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE 1

PURCHASE AND SALE OF ASSETS.......................................................................................1
         1.1     Transferred Assets...............................................................................1
         1.2     Excluded Assets..................................................................................2
         1.3     Closing..........................................................................................2
         1.4     Purchase Price for the Assets....................................................................2
         1.5     Purchase Price Adjustment........................................................................2
         1.6     Liabilities Not Assumed by the Buyer.............................................................4
         1.7     Transfer Taxes; Recording Fees...................................................................4
         1.8     Allocation of Purchase Price.....................................................................4
         1.9     Prorations of Certain Taxes......................................................................4

                                    ARTICLE 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER AND THE SHAREHOLDERS......................................5
         2.1     Corporate Matters................................................................................5
         2.2     Validity of Agreement and Conflict with Other Instruments........................................5
         2.3     Approvals, Licenses and Authorizations...........................................................5
         2.4     Title to and Condition of Properties.............................................................6
         2.5     Contracts and Commitments........................................................................7
         2.6     Financial Statements.............................................................................7
         2.7     No Adverse Change................................................................................8
         2.8     Taxes............................................................................................8
         2.9     No Litigation....................................................................................8
         2.10    Warranties and Product Liability.................................................................8
         2.11    Employee Matters.................................................................................9
         2.12    Finder's Fees....................................................................................9
         2.13    Insurance.......................................................................................10
         2.14    Securities Law Matters..........................................................................10

                                    ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD......................................................11
         3.1     Corporate Matters...............................................................................11
         3.2     Approvals, Licenses and Authorizations..........................................................12
         3.3     Finder's Fees...................................................................................12
         3.4     Authorization for the Weatherford Shares........................................................12
         3.5     SEC Documents...................................................................................12

                                    ARTICLE 4

REGISTRATION RIGHTS..............................................................................................13
         4.1     Registration Rights.............................................................................13
         4.2     Procedure.......................................................................................13
         4.3     Indemnification.................................................................................14
         4.4     Termination.....................................................................................15

                                    ARTICLE 5

ADDITIONAL AGREEMENTS............................................................................................16

         5.1     Access to Information...........................................................................16
         5.2     Conduct of the Business.........................................................................16
         5.3     Negotiation with Others.........................................................................17
         5.4     Information.....................................................................................17
         5.5     Delivery of Business Documents..................................................................17
         5.6     Further Assurances..............................................................................18
         5.7     Nondisclosure of Proprietary Information........................................................18
         5.8     Covenant Not to Compete With the Business.......................................................18
         5.9     Use of Names....................................................................................19
         5.10    Employee Matters................................................................................19
         5.11    Payment of Obligations..........................................................................19
         5.12    Stock Exchange Listing Approval.................................................................19
         5.13    Storage Fees....................................................................................20

                                    ARTICLE 6

BUYER'S CONDITIONS...............................................................................................20
         6.1     Representations, Warranties and Covenants.......................................................20
         6.2     Good Standing...................................................................................20
         6.3     Instruments of Transfer.........................................................................20
         6.4     No Litigation...................................................................................20
         6.5     Licenses, Consents and Approvals................................................................20
         6.6     Stock Exchange Approval.........................................................................21
         6.7     Approvals for Issuance of Weatherford Shares....................................................21
         6.8     Assumed Trade Payables..........................................................................21
         6.9     Consent of Third Persons........................................................................21
         6.10    Consents and Release of Liens...................................................................21
         6.11    Resolutions.....................................................................................21
         6.12    Employment Agreement............................................................................21
         6.13    No Material Adverse Event.......................................................................21

                                    ARTICLE 7

SELLER'S CONDITIONS..............................................................................................21
         7.1     Representations and Warranties..................................................................21
         7.2     No Litigation...................................................................................21
         7.3     Licenses, Consents and Approvals................................................................22
         7.4     Resolutions.....................................................................................22
         7.5     Other Legal Matters.............................................................................22

                                    ARTICLE 8

INDEMNIFICATION..................................................................................................22
         8.1     Indemnification by the Seller and the Shareholders..............................................22
         8.2     Indemnification by the Buyer and Weatherford....................................................23
         8.3     Procedure.......................................................................................23
         8.4     Payment.........................................................................................23
         8.5     Failure to Pay Indemnification..................................................................23
         8.6     Adjustment of Liability.........................................................................24
         8.7     Express Negligence..............................................................................24
         8.8     Indemnification Limitations.....................................................................24

                                    ARTICLE 9

NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS.......................24

                                   ARTICLE 10

TERMINATION......................................................................................................25
         10.1    Termination.....................................................................................25
         10.2    Liability Upon Termination......................................................................25
         10.3    Notice of Termination...........................................................................25

                                   ARTICLE 11

DEFINITIONS OF CERTAIN TERMS.....................................................................................25

                                   ARTICLE 12

MISCELLANEOUS....................................................................................................30
         12.1    Representative..................................................................................30
         12.2    Spousal Consent.................................................................................30
         12.3    Expenses........................................................................................30
         12.4    Notices.........................................................................................31
         12.5    Arbitration.....................................................................................32
         12.6    Successors......................................................................................32
         12.7    Entire Agreement................................................................................32
         12.8    Governing Law...................................................................................32
         12.9    Waiver..........................................................................................32
         12.10   Severability....................................................................................33
         12.11   No Third Party Beneficiaries....................................................................33
         12.12   Counterparts....................................................................................33
         12.13   Headings........................................................................................33
         12.14   Negotiated Transaction..........................................................................33


                          LIST OF DISCLOSURE SCHEDULES

Section 1.1(a)(i) - Equipment
Section 1.1(a)(ii) - Inventories
Section 1.1(a)(iii) -  Accounts Receivable
Section 1.1(a)(iv) -  Proprietary Information
Section 1.1(a)(v)  -  Entitlements
Section 1.1(a)(vi) - Leasehold Interests
Section 1.2 - Excluded Assets
Section 1.4(c) - Assumed Liabilities
Section 1.6 - Debt Obligations
Section 2.1 -  Corporate Matters
Section 2.2(b) - Conflict with Other Instruments
Section 2.3(a) - Approvals, Licenses and Authorizations
Section 2.4(a) - Liens on Equipment
Section 2.4(b) - Liens on Inventories
Section 2.4(c) - Liens on Accounts Receivable
Section 2.5 - Contracts and Commitments
Section 2.6 -  Financial Statements
Section 2.10 -  Product Warranties
Section 2.11(a) - Employees
Section 2.11(b) - Labor Matters
Section 2.13 - Insurance
Section 5.11 - Payment of Obligations

                                LIST OF EXHIBITS

Exhibit A-Form of Employment Agreement

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 24th day of June, 1999, by and among Texas Pup, Inc., a Texas corporation (the "Seller"), the shareholders of the Seller listed on the signature pages hereto (the "Shareholders"), Drill Tube International, Inc., a Texas corporation (the "Buyer"), and Weatherford International, Inc., a Delaware corporation ("Weatherford").


                                   WITNESSETH:

     WHEREAS, the Seller desires to transfer to the Buyer certain assets and certain liabilities, and the Buyer desires to acquire such assets and assume such liabilities, all upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1  Transferred Assets.

          (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer as provided herein, and except as otherwise provided in Section 1.2 hereof, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title and interest in, to and under all assets owned or used by the Seller (other than Excluded Assets) in connection with, relating to or arising out of the Seller's business of every type and description, tangible and intangible, wherever located and whether or not reflected on the books and records of the Seller (all of such assets, properties, rights and business collectively referred to as the "Transferred Assets"), including, but not limited to:

               (i) all Equipment, including the Equipment set forth in Section 1.1(a)(i) of the Disclosure Schedule;

               (ii) all Inventories, including the Inventories set forth in
          Section 1.1(a)(ii) of the Disclosure Schedule;

               (iii) all Accounts Receivable, including the Accounts Receivable set forth in Section 1.1(a)(iii) of the Disclosure Schedule;

               (iv) all Proprietary Information, including the Proprietary Information set forth in Section 1.1(a)(iv) of the Disclosure Schedule;

               (v) subject to Section 1.1(b) hereof, the benefit of all unfilled or outstanding purchase orders, sales or service contracts, other commitments, contracts, engagements and leases to which the Seller is entitled at the Closing (the "Entitlements"), all of which Entitlements are set forth in Section 1.1(a)(v) of the Disclosure Schedule;

               (vi) all interests of the Seller as lessee in the real property described in Section 1.1(a)(vi) of the Disclosure Schedule (the "Leasehold Interests");

               (vii) all prepaid expenses and deposits made by the Seller; and

               (viii) any goodwill associated with the Seller.

          (b) The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

          (c) Within three days of the Closing Date, the Seller shall notify each Person which may have possession of any of the Transferred Assets at the Closing Date, whether by consignment or otherwise, of the transfer of such Transferred Assets to the Buyer.

     1.2 Excluded Assets. Anything in Section 1.1(a) to the contrary notwithstanding, there shall be excluded from the assets, rights and business to be transferred to the Buyer hereunder those assets of the Seller listed or described in Section 1.2 of the Disclosure Schedule (collectively, the "Excluded Assets").

     1.3 Closing. Subject to the conditions set forth in this Agreement, the closing shall take place at the offices of the Buyer, 515 Post Oak Blvd., Suite 600, Houston, Texas, at 9:00 a.m. on July 7, 1999, or at such other time, date or place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing.

     1.4 Purchase Price for the Assets. In consideration of the transfer to the Buyer of the Transferred Assets, the Buyer shall, on the Closing Date, (a) cause Weatherford to issue to the Seller the Weatherford Shares (the "Share Payment"),
(b) assume the obligations of the Seller to pay the Trade Payables of the Seller's business incurred in the ordinary course of the Seller's business (the "Assumed Trade Payables"), and (c) assume the obligations of the Seller under the express written terms of the Entitlements to the extent and only to the extent such obligations are not Pre-Closing Obligations (collectively, the "Assumed Liabilities"), all of which Assumed Liabilities are listed in Section 1.4(c) of the Disclosure Schedule. The Share Payment, as adjusted by Section 1.5, the Assumed Trade Payables and the Assumed Liabilities are herein collectively referred to as the "Purchase Price". Notwithstanding the foregoing, an aggregate of 10% of the Weatherford Shares (the "Escrowed Shares") shall be held in escrow by Weatherford pending the determination of the adjustment of the Purchase Price, if any, in accordance with Section 1.5 hereof. No interest shall be payable with respect to the Escrowed Shares.

     1.5 Purchase Price Adjustment.

          (a) The Buyer shall within 45 calendar days after the Closing Date, prepare or cause to be prepared a balance sheet of the Seller of the Closing Date (the "Statement") and shall deliver such Statement to the Representative. The Buyer shall provide the Representative with access to copies of all work papers and other relevant documents to verify the information contained in the Statement. The Statement shall be prepared in accordance with GAAP. The Representative shall have a period of 10 calendar days after delivery to him of the Statement to review it and make any objections in writing to the Buyer. If written objections to the Statement are delivered to the Buyer within such 10-day period, then the Buyer and the Representative shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, the Statement shall become final and binding on the parties hereto and the Purchase Price shall be adjusted as described in clause (c) below.

          (b) If disputes with respect to the Statement cannot be resolved by the Buyer and the Representative within 15 calendar days after the delivery of the objections to the Statement, then either party with notice to the other party may submit the specific matters in dispute to Ernst & Young LLP or such other recognized independent accounting firm as may be approved by the Buyer and the Representative, which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will then send to the Buyer and the Representative its determination in writing on the specific matters in dispute, including any resulting revisions to the Statement, which determination shall be final and binding on the parties hereto. The Statement, including revisions, if any, made by such accounting firm, shall then become final and binding on the parties hereto and the Purchase Price shall be adjusted as described in clause
(c) below. The fees and other costs charged by the independent accounting firm shall be borne by the Buyer and the Seller equally.

          (c) At the time the Statement becomes final and binding on the parties hereto:

               (i) The Buyer will pay the Seller an amount equal to (A) the amount, if any, by which the Closing Date Working Capital exceeds the Target Working Capital, less (B) the amount, if any, by which the Target Working Capital exceeds the Closing Date Working Capital, plus
          (C) the amount, if any, by which the Target Debt exceeds the Closing Date Debt, less (D) if the Closing Date Debt exceeds the Target Debt, an amount equal to (1) the amount, if any, by which the Closing Date Debt exceeds the Target Debt less (2) the amount, if any, by which the Closing Date Gross Book Value of the Equipment exceeds the Target Gross Book Value of the Equipment. Notwithstanding the foregoing, if the amount resulting from the calculation set forth in the immediately preceding sentence is equal to or less than zero, no payment shall be made by the Buyer to the Seller pursuant to this Section 1.5.

               (ii) The Seller will pay the Buyer an amount equal to (A) the amount, if any, by which the Target Working Capital exceeds the Closing Date Working Capital, less (B) the amount, if any, by which the Closing Date Working Capital exceeds the Target Working Capital, plus (C) if the Closing Date Debt exceeds the Target Debt, an amount equal to (1) the amount, if any, by which the Closing Date Debt exceeds the Target Debt less (2) the amount, if any, by which the Closing Date Gross Book Value of the Equipment exceeds the Target Gross Book Value of the Equipment, less (D) the amount, if any, by which the Target Debt exceeds the Closing Date Debt. Notwithstanding the foregoing, if the amount resulting from the calculation set forth in the immediately preceding sentence is equal to or less than zero, no payment shall be made by the Seller to the Buyer pursuant to this
          Section 1.5

          (d) Any payments made pursuant to this Section 1.5 shall be made in shares of Common Stock within five days of the date that the Statement becomes final and binding on the parties hereto. The number of shares of Common Stock to be issued or transferred, as the case may be, shall be an amount equal to the amount of the payment to be made by the Seller or the Buyer, as the case may be, divided by the Average Closing Price. Any payments to be made by the Seller pursuant to this Section 1.5 shall be made first from the Escrowed Shares and then, as necessary, from the other Weatherford Shares issued to the Seller at Closing. Within five Business Days of the date any such payment is made, Weatherford shall deliver to the Seller the Escrowed Shares, if any, remaining after any such payment. Any payments made pursuant to this Section 1.5 shall be deemed to be adjustments to the Purchase Price.

          (e) For purposes of preparing the Statement, (i) there shall be no increases in the carrying value of any assets of the Seller by virtue of any adjustments made after December 31, 1998 and (ii) there shall be no increases in the assets of the Seller due to the recognition of any non-cash increase after December 31, 1998, other than in connection with sales and dispositions of Inventory in the ordinary course of business.

     1.6 Liabilities Not Assumed by the Buyer. Except for the Assumed Liabilities and the Assumed Trade Payables, the Seller shall pay and discharge in due course all liabilities, debts and obligations relating to the Seller, the Transferred Assets or the Seller's business, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, (i) any Tax liabilities pertaining to any of the Seller or the Transferred Assets for periods prior to and including the Closing Date, (ii) any Debt Obligations (except for the Debt Obligations set forth in Section 1.6 of the Disclosure Schedule, which Debt Obligations shall be repaid by Weatherford on the Closing Date), (iii) all liabilities and obligations relating to any products manufactured, sold or distributed or services provided by or on behalf of the Seller or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of the Seller, (iv) all Pre-Closing Obligations, (v) all liabilities and obligations of any Person arising prior to the Closing or related to the conduct or operation of the Transferred Assets on or prior to the Closing Date, and (vi) any Environmental Liability for which the Buyer is entitled to be indemnified under Article 8 hereof (collectively, the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities.

     1.7 Transfer Taxes; Recording Fees. The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, value added, stamp, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, and the Seller and the Shareholders hereby jointly and severally agree to indemnify the Buyer against, and agree to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction. The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer. The Buyer shall deliver to the Seller on the Closing Date a certificate certifying that the Inventories are being purchased for resale to the extent stated therein.

     1.8 Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets by the Buyer in its sole discretion.

     1.9 Prorations of Certain Taxes. The Seller and the Shareholders warrant that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Transferred Assets for the taxable period that includes the Closing Date shall be prorated between the Buyer and the Seller as of the Closing Date. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year, the Buyer shall receive a credit against the Share Payment on the Closing Date for the Seller's pro rata portion of such general property Taxes, and to the extent that such proration may be inaccurate, the Seller and the Buyer agree to make such payment to the other after the tax statements have been received as is necessary to allocate such general property Tax properly between the Seller and the Buyer as of the Closing Date.

                                    ARTICLE 2

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                       OF THE SELLER AND THE SHAREHOLDERS

     The Seller and the Shareholders hereby jointly and severally represent and warrant to the Buyer and Weatherford and covenant and agree as follows:

     2.1 Corporate Matters. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Texas. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Each of the Shareholders has all requisite legal capacity, power and authority to enter into this Agreement and to perform his or her obligations under this Agreement.

     2.2 Validity of Agreement and Conflict with Other Instruments.

          (a) This Agreement, and all transactions contemplated hereby, have been duly authorized and approved by the boards of directors and the shareholders of the Seller. No further corporate action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and each of the Shareholders and is a legal, valid and binding obligation of the Seller and each of the Shareholders enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

          (b) Except as set forth in Section 2.2(b) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by the Seller and each of the Shareholders to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by the Seller and each of the Shareholders will not, with or without the passage of time or the giving of notice or both: (i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Entitlements to which the Seller is a party or by which it is bound; (ii) conflict with or violate the Articles of Incorporation or Bylaws of the Seller; (iii) result in the creation or imposition of any Lien on any of the Transferred Assets; (iv) result in an acceleration or increase of any amounts due with respect to any of the Assumed Liabilities or the Assumed Trade Payables; (v) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or any of the Shareholders or any of their respective properties or assets; or (vi) conflict with, constitute a breach, violation or termination of any agreement or understanding, whether written or otherwise, to which the Seller or any of the Shareholders is a party or by which it, he or she is bound.

     2.3 Approvals, Licenses and Authorizations.

          (a) Except as set forth in Section 2.3(a) of the Disclosure Schedule, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller or any of the

Shareholders to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Seller or any of the Shareholders and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

          (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained and are in full force and effect. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller and each of the Shareholders, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Seller has complied with all laws, rules, regulations and orders applicable to it, and all rules, regulations and orders respecting the provision of services by the Seller.

     2.4 Title to and Condition of Properties.

          (a) All Equipment is set forth in Section 1.1(a)(i) of the Disclosure Schedule. Except as set forth in Section 2.4(a) of the Disclosure Schedule, the Seller has good and marketable title to all Equipment free and clear of all Liens. All of the Equipment is in the Seller's possession and control.

          (b) As of the date of this Agreement, all Inventories are set forth in
Section 1.1(a)(ii) of the Disclosure Schedule. Except as set forth in Section 2.4(b) of the Disclosure Schedule, the Seller has good and marketable title to all Inventories free and clear of all Liens and all Inventories are in the Seller's possession and control.

          (c) Except as set forth in Section 2.4(c) of the Disclosure Schedule, the Accounts Receivable are owned by the Seller free and clear of all Liens. All Accounts Receivable were generated in the ordinary course of business and are believed to be collectable within 90 days following the Closing Date.

          (d) The Seller owns, free and clear of all Liens, or possesses licenses or other rights to use all rights to all Proprietary Information necessary for the conduct of the Seller's business as currently conducted. At the Closing, the Seller and the Shareholders will transfer or cause to be transferred all Proprietary Information. Set forth in Section 1.1(a)(iv) of the Disclosure Schedule is a complete and accurate list of all patents, trademarks and licenses the Seller owns or possesses or otherwise has rights to use. No licenses, sublicenses, covenants or agreements have been granted or entered into by the Seller or any of the Shareholders in respect of the items listed in
Section 1.1(a)(iv) of the Disclosure Schedule except as noted thereon. None of the Seller or the Shareholders has received any notice of infringement, misappropriation or conflict from any other Person with respect to such Proprietary Information and the Seller has not infringed, misappropriated or otherwise conflicted with any Proprietary Information of any such Person. The Seller has not given any indemnification for patent, trademark, service mark or copyright infringements except to licensees or customers in the ordinary course of business. All of the Proprietary Information that is owned by the Seller is owned free and clear of all Liens and all such Proprietary Information will be transferred to the Buyer free and clear of all Liens, including any claims by any claimed or alleged co-inventors or co-owners. All Proprietary Information that is licensed by the Seller from third parties is licensed pursuant to valid and existing license agreements and such interests are not subject to any Liens other than those under the applicable license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Proprietary Information and will not conflict with, constitute a breach, violation or termination of any agreement or understanding, whether written or otherwise, relating to any Proprietary Information.

          (e) The Seller is the lessee or has succeeded to the rights of the lessee under all of the Leasehold Interests and owns the Leasehold Interests free and clear of all Liens. The Seller either owns the improvements and fixtures located on each Leasehold Interest or validly occupies and uses such improvements and fixtures in accordance with the terms of the Leasehold Interest, in each case free and clear of Liens. A true and complete copy of the lease governing each Leasehold Interest, as amended to date and including any letter agreements relating thereto, has been furnished by the Seller to the Buyer.

          (f) To the extent that any of the Transferred Assets are not in the possession of the Seller, the Seller and the Shareholders shall cause the holder thereof to transfer and assign such assets to the Buyer at the Closing.

     2.5 Contracts and Commitments.

          (a) Except as set forth in Section 2.5 of the Disclosure Schedule, none of the Transferred Assets is subject to and the Seller is not a party to or bound by: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $10,000 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or purchase orders); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any Debt Obligations; (v) any management service, employment, consulting or other similar type contract or agreement; (vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any of its Affiliates following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;
(vii) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 calendar days;
(viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of any of the Transferred Assets to provide for indemnification or contribution with respect to any matter; (ix) any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller; or (x) any license, royalty or similar agreement.

          (b) The Seller is not in breach of any provision of, or in default (and neither the Seller nor any of the Shareholders has any knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Entitlements that constitute a part of the Transferred Assets. All of the Entitlements that constitute a part of the Transferred Assets are in full force and effect. Neither the Seller nor any of the Shareholders is aware of any pending or threatened disputes with respect to any of the Entitlements. The enforceability of the Entitlements that constitute a part of the Transferred Assets will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     2.6 Financial Statements. Attached as Section 2.6 of the Disclosure Schedule are true, correct and complete copies of (a) the reviewed balance sheet, statement of income and statement of cash flows of the Seller as of and for the years ended December 31, 1998 and December 31, 1997 and (b) the compiled balance sheet, statement of income and statement of cash flows of the Seller as of and for the three-month period ended March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements (a) fairly present the financial position of the Seller as of their respective dates and the results of operations of the Seller for the periods indicated therein, (b) have been prepared in accordance with GAAP and (c) have not been rendered untrue, incomplete or unfair as representations of the financial condition of the Seller by events subsequent to the date of the Financial Statements. As of the date of this Agreement, the Seller has no liability of any kind or matter, either direct, accrued, absolute or otherwise, that is not reflected or disclosed in the Financial Statements. All accounts receivable represented in the Financial Statements were generated in the ordinary course of business and, to the best knowledge of the Seller and each of the Shareholders, are fully collectible net of reserves for doubtful accounts.

     2.7 No Adverse Change. Since December 31, 1998, (a) the Seller has not been adversely affected in any material way as the result of any fire, explosion, accident, riot, civil or labor disturbance, strike, boycott, lockout, flood, drought, storm, earthquake, embargo or other casualty or act of God or the public enemy, and (b) there has been no material adverse change in the condition of any material business segment of the Seller's business or in the condition of the assets of the Seller nor has any event or condition occurred that could reasonably result in such a material and adverse change.

     2.8 Taxes.

          (a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Transferred Assets and the Assumed Liabilities, and those which include or should include the Seller, the Transferred Assets or the Assumed Liabilities, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be timely paid in full on or before the Closing Date.

          (b) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

     2.9 No Litigation. There is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, pending or, to the knowledge of the Seller and each of the Shareholders, threatened against or affecting the Seller or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and, to the best knowledge of the Seller and each of the Shareholders, no basis exists for any such action, suit, claim, investigation or proceeding. To the knowledge of the Seller and each of the Shareholders, there is no change in any zoning or building ordinance pending or threatened against or affecting the Seller, the Seller's business or any of the Transferred Assets.

     2.10 Warranties and Product Liability.

          (a) Except for (i) warranties implied by law and (ii) warranties disclosed in Section 2.10 of the Disclosure Schedule, the Seller has not given or made any warranties in connection with the sale or rental of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. Neither the Seller nor any of the Shareholders is aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller on or prior to the Closing.

          (b) To the knowledge of the Seller and each of the Shareholders, there is no state of facts or any event forming the basis of any present claim against the Seller or the Transferred Assets not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

     2.11 Employee Matters.

          (a) Section 2.11(a) of the Disclosure Schedule contains a true, complete and accurate list of each person employed by the Seller, together with such individual's title or job description and date of hire by the Seller, and, for each employee of the Seller who is compensated on a salaried basis, such individual's salary, the last date of increase of his salary, and his incentive compensation arrangements with Seller.

          (b) Except as and to the extent set forth on Section 2.11(b) of the Disclosure Schedule, (i) there is no labor strike, work stoppage, lockout or material dispute or material slowdown pending or, to the best knowledge of the Seller and each of the Shareholders, threatened against the Seller, and there has not been any such action during the last three years, (ii) the Seller is not a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees of the Seller, (iii) no employee of the Seller is represented by any labor organization and, to the best knowledge the Seller and each of the Shareholders, there are no current union organizing activities among the employees of the Seller, and (iv) there are no material written personnel policies, rules or procedures applicable to employees of the Seller.

          (c) During the last four years, the Seller has not effectuated (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988 (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Seller, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Seller; and the Seller has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the Seller's employees has suffered an "employment loss" (as defined in the WARN
Act) during the past six months.

          (d) To the extent applicable, all Seller Benefit Plans have been operated in compliance with COBRA.

          (e) Neither the Seller nor any ERISA Affiliate currently sponsors, maintains or contributes to, or during the last six years has sponsored, maintained or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA).

          (f) No employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or contributed to by the Seller or any ERISA Affiliate had an accumulated funding deficiency as defined in Section 302 of ERISA and
Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing.

          (g) Neither the Seller nor any Person that was at any time during the six-year period ending on the date of this Agreement as ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

     2.12 Finder's Fees. None of the Seller, any of the Shareholders or any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller and each of the Shareholders, jointly and severally, agree to indemnify and hold the Buyer and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any

Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or any of the Shareholders or any Affiliate of the Seller or any of the Shareholders with respect to any such fee, commission or expense.

     2.13 Insurance. Section 2.13 of the Disclosure Schedule sets forth all existing insurance policies held by the Seller relating to the Transferred Assets. Each such policy is in full force and effect and is with responsible insurance carriers. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements.

     2.14 Securities Law Matters.

          (a) The Seller and each of the Shareholders recognize and understand that the Weatherford Shares to be issued to the Seller (the "securities") will not, except as expressly provided in Article 4, be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Seller and the Shareholders contained herein.

          (b) The Seller and each of the Shareholders represent and warrant that
(i) the Seller has business knowledge and experience, such experience being based on actual participation therein, (ii) the Seller is capable of evaluating the merits and risks of an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares to be acquired by the Seller will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) the Seller is a corporation whose principal corporate offices are in The Woodlands, Texas, (v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Buyer or Weatherford or as to the value of the Weatherford Shares and (vi) the Seller is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. The Seller understands that neither Weatherford nor the Buyer is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 4 hereof.

          (c) The Seller and each of the Shareholders have consulted with their own counsel in regard to the securities laws and are fully aware (i) of the circumstances under which the Seller is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and
(iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. The Seller and each of the Shareholders have been advised by their counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and have been advised of the applicable limitations thereof. The Seller and each of the Shareholders acknowledge that Weatherford and the Buyer are relying upon the truth and accuracy of the representations and warranties in this Section
2.14 by the Seller and each of the Shareholders in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

          (d) The Seller and each of the Shareholders have been furnished with the SEC Documents. The Seller and each of the Shareholders have been furnished with a summary description of the terms of this Agreement, the Weatherford Shares and Weatherford, and the Buyer and Weatherford have made available to the Seller and each of the Shareholders the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Seller and the Shareholders as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available to the Seller and each of the Shareholders upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

          (e) The Seller and each of the Shareholders agree that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

The Seller and each of the Shareholders understand and agree that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities which are to be issued to the Seller. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement, including a registration statement filed pursuant to Article 4 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by the Seller that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.


                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD

     The Buyer and Weatherford jointly and severally represent and warrant to the Seller and the Shareholders as follows:

     3.1 Corporate Matters. The Buyer is a corporation validly existing and in good standing under the laws of Texas. Weatherford is a corporation validly existing and in good standing under the laws of Delaware. Each of Weatherford and the Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and the Buyer and is a legal, valid and binding obligation of each of Weatherford and the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement by each of Weatherford and the Buyer and the consummation of the transactions contemplated hereby by Weatherford and the Buyer will not violate any provision of, or constitute a default under, any contract or other agreement to which either of Weatherford or the Buyer is a party or by which it is bound, or conflict with its organizational documents, other than violations, defaults or conflicts that would not materially and adversely affect the ability of Weatherford or the Buyer to consummate the transactions provided for in this Agreement.

     3.2 Approvals, Licenses and Authorizations. No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Buyer or Weatherford to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Buyer or Weatherford and the consummation by the Buyer and Weatherford of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

     3.3 Finder's Fees. Neither the Buyer, Weatherford nor any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or a commission. The Buyer and Weatherford, jointly and severally, agree to indemnify and hold the Shareholders and their Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Buyer or any Affiliate of the Buyer with respect to any such fee, commission or expense.

     3.4 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

     3.5 SEC Documents. Weatherford has made available to the Shareholders all of the SEC Documents. The SEC Documents represent each report filed by Weatherford with the Commission since March 30, 1999. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1998, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Weatherford and its subsidiaries, taken as a whole.

                                    ARTICLE 4

                               REGISTRATION RIGHTS

     4.1 Registration Rights.

          (a) Weatherford will use its best efforts to register under the Securities Act the Weatherford Shares pursuant to a non-underwritten offering having a period of distribution not to exceed one year from the Closing Date. In furtherance of such obligation, Weatherford shall file, within 30 Business Days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the Weatherford Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein. References in this
Article 4 to the Weatherford Shares shall be deemed to include any shares of Common Stock or other securities received by the Seller Group on account of any stock split, stock dividend or merger of Weatherford.

          (b) Notwithstanding anything to the contrary contained in this Section 4.1, Weatherford shall not be obligated to prepare and file the Registration Statement pursuant to this Section 4.1, or prepare or file any amendment or supplement thereto, at any time when Weatherford reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

          (c) Notwithstanding anything to the contrary contained in this Section 4.1, Weatherford shall be permitted, on written notice to the Seller Group, to suspend the period of sale or distribution of the Weatherford Shares at any time when Weatherford reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

          (d) The filing of the Registration Statement, or any amendment or supplement thereto, by Weatherford may not be deferred pursuant to Section 4.1(b), and the sale and distribution of the Weatherford Shares may not be suspended pursuant to Section 4.1(c), for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days.

          (e) The Seller Group agrees and covenants to fully cooperate with and assist Weatherford and its counsel and representatives in connection with Weatherford's obligations under this Article 4, including providing such information as requested by Weatherford in connection the preparation of the Registration Statement and the resale of the Weatherford Shares.

     4.2 Procedure. Weatherford will, subject to the provisions of Sections 4.1,
4.2 and 4.4 hereof:

          (a) seek to cause the Registration Statement to become and remain effective for a period of up to one year following the Closing Date or such shorter period of time until the transfer or sale of all the Weatherford Shares has been completed;

          (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Weatherford Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

          (c) as expeditiously as reasonably practicable, furnish to the Seller Group such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Seller Group may reasonably request, in order to facilitate the public sale or other disposition of the Weatherford Shares owned by the Seller Group; provided, however, that the obligation of Weatherford to deliver copies of prospectuses or preliminary prospectuses to the Seller Group shall be subject to the receipt by Weatherford of reasonable assurances from the Seller Group that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

          (d) as expeditiously as practicable, use its best efforts to register or qualify the Weatherford Shares under such other securities laws of such United States jurisdictions as the Seller Group shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Seller to consummate the public sale or other disposition in such jurisdictions of the Weatherford Shares; provided, however, that Weatherford shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject; and

          (e) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the Weatherford Shares and all fees and disbursements of counsel for the Seller Group shall be borne by the Seller Group. For purposes of this Section 4.2, expenses incurred by Weatherford in complying with this Agreement include (i) all registration and filing fees; (ii) all printing expenses, (iii) all fees and disbursements of counsel for Weatherford, (iv) all blue sky fees and expenses, and (v) all fees and expenses of accountants for Weatherford are herein referred to as "Registration Expenses". All brokerage and selling commissions and fees and expenses of counsel for the Seller Group in connection with any such registration or resale are herein referred to as "Selling Expenses".

     4.3 Indemnification.

          (a) In the event of a registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Weatherford will indemnify and hold harmless the Seller Group and any other Person, if any, who controls the Seller Group within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller Group or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of Weatherford or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless Weatherford assumes the defense as provided in Section 4.3(c), promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse the Seller Group and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Weatherford will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the Seller Group or a controlling Person thereof specifically for use in the preparation thereof.

          (b) In the event of any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, the Seller Group will jointly and severally indemnify and hold harmless Weatherford and the Buyer and each Person, if any, who controls Weatherford or the Buyer within the meaning of Section 15 of the Securities Act, each officer of Weatherford who signs the Registration Statement, each director of Weatherford and each Person who controls any underwriter (if any) within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which Weatherford or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse Weatherford, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the Seller Group specifically for use in connection with the preparation of the Registration Statement or prospectus or (ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon the Seller Group's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same.

          (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this
Section 4.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

     4.4 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of the Weatherford Shares, the rights of the Seller Group as to the registration provided for in this Agreement as to the Weatherford Shares shall terminate immediately.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

     5.1 Access to Information.

          (a) Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives reasonable access to the Seller's offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Transferred Assets. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

          (b) Each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto will return to the other party hereto all non-public documents and other material obtained from the such other party hereto, and all copies, summaries and extracts thereof, or certify to such other party hereto that such information has been destroyed.

     5.2 Conduct of the Business. The Seller covenants and agrees with the Buyer that from and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by the Buyer, it shall:

          (a) operate the Transferred Assets only in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller now enjoys and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

          (b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual past practice;

          (c) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

          (d) comply in all respects with all statutes, laws, orders and regulations applicable to it and the Transferred Assets;

          (e) not sell, assign, transfer, lease or otherwise dispose of any of the Transferred Assets except for dispositions of Inventories for value in the usual and ordinary course of business;

          (f) preserve and maintain all rights that it now enjoys in and to the Proprietary Rights and not sell, assign, transfer, lease or otherwise dispose of any Proprietary Rights other than to the Buyer pursuant to the terms of this Agreement;

          (g) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

          (h) not enter into any contract, commitment or lease in relation to the Transferred Assets that is out of the ordinary course of business;

          (i) not amend or modify any of the Entitlements;

          (j) not consent to the termination of any of the Entitlements or waive any of the Seller's rights with respect thereto;

          (k) not permit any insurance policy naming it as a beneficiary or a loss payee relating to the Seller or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

          (l) pay when due all accounts payable, all payments required by any of the Entitlements and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

          (m) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) with respect to the Seller or the Transferred Assets that would reasonably be expected to have a material or adverse effect on the Seller or the Transferred Assets whether or not occurring in the ordinary course of business.

     5.3 Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to Section 10.1, the Seller will not, directly or indirectly, solicit, encourage or negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset or stock purchase or any similar transaction with the Seller.

     5.4 Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Transferred Assets.

     5.5 Delivery of Business Documents. At Closing, the Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, the Assumed Liabilities and the Seller's current and proposed operations, including, without limitation, all files relating to the Accounts Receivable, the Assumed Trade Payables, copies of all insurance policies and all files relating thereto, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Seller's business, the Transferred Assets or the Assumed Liabilities stored on any electronic media, including computers. The Seller, however, shall be entitled to retain the corporate minute books of the Seller and to have access to the books and records relating to the Seller to the extent such books and records are necessary for the preparation of tax returns.

     5.6 Further Assurances. The Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of leases) and other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (including the release of all Liens of record) and shall use its best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

     5.7 Nondisclosure of Proprietary Information.

          (a) The Seller and each of the Shareholders agree that, from and after the Closing, such Person and such Person's Affiliates shall (i) hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose and (ii) not for a period of three years solicit or hire any employees of the Seller who are subsequently employed by the Buyer or offered employment by the Buyer.

          (b) The Seller and each of the Shareholders acknowledge that all Documents and Other Papers and objects containing or reflecting any Proprietary Information, whether developed by the Seller or any of the Shareholders or by someone else for such Person or any of such Person's Affiliates, will after the Closing become the exclusive property of the Buyer and be delivered to the Buyer.

          (c) Because of the unique nature of the Proprietary Information, the Seller and each of the Shareholders understand and agree that the breach or anticipated breach of the obligations under this Section 5.7 will result in immediate and irreparable harm and injury to the Buyer and its Affiliates, for which it will not have an adequate remedy at law, and that the Buyer and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin such breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled.

     5.8 Covenant Not to Compete With the Business. The Seller and each of the Shareholders agree that, effective as of the Closing Date and for a period of five years thereafter, none of the Seller, the Shareholders, nor any of their respective Affiliates shall, without the consent of the Buyer, directly or indirectly, design, develop, market, produce, manufacture, rent, sell or provide trenchless drill pipe or oilfield tubular accessories or provide related products or services in any geographical area of the world, or, except for the benefit of Buyer and its Affiliates, assist any Person to do the same. The Seller and each of the Shareholders acknowledge that a remedy at law for any breach or attempted breach of this Section 5.8 will be inadequate and further agree that any breach of this Section 5.8 will result in irreparable harm to the Buyer and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and shall be entitled to terminate the Seller Group's registration rights under Article 4. The Seller and each of the Shareholders acknowledge that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Transferred Assets and that this Section 5.8 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 5.8 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 5.8 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this
Section 5.8. If any provision of this Section 5.8 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.8 but shall be confined in its operation to the provision of this Section 5.8 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.8 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

     5.9 Use of Names. All uses of the name "Texas Pup, Inc." or any derivations thereof (collectively, the "Names") are being transferred to the Buyer hereunder as part of the Transferred Assets. The Seller agrees that it will not take any action which could reasonably be expected to adversely affect the Buyer's right to the Names or cause confusion with respect to the Buyer's use of the Names. All goodwill with respect to the use of the Names will inure to the benefit of the Buyer, and the Seller will not have any rights to sue or recover against any person with respect to the use of the Names. Within ten days after Closing, the Seller agrees to take all necessary action to change the Seller's name to one bearing no resemblance to any of the Names or any derivation thereof and will forever cease the use of such names.

     5.10 Employee Matters

          (a) The Buyer shall offer employment to all of the employees of the Seller except the Seller's plant manager ("the Personnel") as of the Closing. In that regard, the Buyer shall have the right to interview the Personnel at any time after the date hereof. The Buyer shall not assume any liabilities or obligations of the Seller with respect to the Personnel, including those persons hired by the Buyer. In determining eligibility for and entitlement to vacation and other normal benefits (excluding stock-based plans and incentive programs) based on length of service by those persons hired by the Buyer under the Buyer's normal policies, service with the Seller shall be considered by the Buyer and its Affiliates as service with the Buyer and its Affiliates.

          (b) The Buyer shall have no obligation to provide severance benefits on behalf of any employees of the Seller. The Seller acknowledges that it is solely responsible for issuing, serving and delivering all notices required, if any, pursuant to the WARN Act in connection with the terminations of employment of employees of the Seller and for any financial obligations and liabilities in connection therewith or otherwise required in connection with the terminations of employment of employees of the Seller.

          (c) The Seller shall be solely responsible for providing notices and group health plan continuation coverages in compliance with COBRA with respect to qualifying events occurring on or before the Closing Date that relate to current or former employees of the Seller and their associated qualified beneficiaries.

          (d) The parties hereto do not intend to create any third-party beneficiary rights respecting any employee of the Seller as a result of the provisions hereof and specifically hereby negate any such intention.

     5.11 Payment of Obligations. Except as set forth in Section 5.11 of the Disclosure Schedule, immediately prior to the Closing, the Seller shall pay to the Shareholders all indebtedness and other obligations that it owes to the Shareholders or their respective Affiliates as of the Closing and the Shareholders and their respective Affiliates shall pay to the Seller all indebtedness and other obligations owed to the Seller.

     5.12 Stock Exchange Listing Approval. Weatherford will use its best efforts to obtain the approval of the New York Stock Exchange to the listing of the Weatherford Shares on or before the Closing Date.

     5.13 Storage Fees. The Buyer will pay storage fees incurred by the Seller from the date hereof until the Closing at the request of the Buyer in connection with the storage of the upsetter owned by the Seller and included as part of the Transferred Assets.

                                    ARTICLE 6

                               BUYER'S CONDITIONS

     The obligation of the Buyer to purchase the Transferred Assets and to assume the Assumed Trade Payables and the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer in writing; provided, however, the Buyer's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or existing on the Closing Date, and such action shall not prejudice the Buyer's right to recover damages for any such breach.

     6.1 Representations, Warranties and Covenants. The representations and warranties of the Seller and the Shareholders contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date. Each and all of the agreements and covenants of the Seller and the Shareholders to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects. The Seller and the Shareholders shall have delivered to the Buyer a certificate dated the Closing Date regarding the matters set forth in this Section 6.1.

     6.2 Good Standing. The Seller shall have delivered to the Buyer certificates issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than five calendar days prior to the Closing Date, in the State of Texas and in the jurisdictions, if any, in which it is qualified to do business as a foreign corporation. To the extent provided for under applicable law, the Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable franchise Taxes have been paid.

     6.3 Instruments of Transfer. The Seller and the Shareholders shall have executed, acknowledged and delivered to the Buyer such bills of sale, assignments (including but not limited to assignments of the leases) and other instruments of transfer, assignment and conveyance, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets.

     6.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

     6.5 Licenses, Consents and Approvals. The Seller and the Shareholders shall have delivered to Buyer a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller and the Shareholders to consummate the transactions contemplated by this Agreement.

     6.6 Stock Exchange Approval. The New York Stock Exchange shall have approved the listing of the Weatherford Shares.

     6.7 Approvals for Issuance of Weatherford Shares. Weatherford shall have received all consents, approvals and other authorizations from Governmental Entities necessary or appropriate for Weatherford to issue the Weatherford Shares.

     6.8 Assumed Trade Payables. The Buyer shall have received a schedule of the Assumed Trade Payables.

     6.9 Consent of Third Persons. All consents of Third Persons necessary or appropriate for the Seller and the Shareholders to consummate the transactions contemplated by this Agreement shall have been obtained on terms satisfactory to the Buyer and delivered by the Buyer.

     6.10 Consents and Release of Liens. All Liens on the Transferred Assets shall be released at Closing and satisfactory evidence of the release of the Liens and the termination of any financing statements relating thereto shall be provided to Buyer at Closing.

     6.11 Resolutions. The Seller shall have delivered to the Buyer certified copies of resolutions of the board of directors and the shareholders of the Seller approving this Agreement and the transactions contemplated hereby.

     6.12 Employment Agreement. At the Closing, the Buyer shall enter into an employment agreement with Patrick E. Hosford, in the form attached hereto as Exhibit A.

     6.13 No Material Adverse Event. The business and properties of the Seller shall not have been affected or threatened to be affected by any loss or damage, whether or not covered by insurance, except to the extent that the same would not have a material adverse effect on the Seller or the Transferred Assets.


                                    ARTICLE 7

                               SELLER'S CONDITIONS

     The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller in writing; provided, however, the Seller's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or existing on the Closing Date, and such action shall not prejudice the Seller's right to recover damages for any breach.

     7.1 Representations and Warranties. The representations and warranties of the Buyer and Weatherford contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of the Buyer and Weatherford to be performed or complied with by them on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and the Buyer and Weatherford shall have delivered to the Seller a certificate, dated the Closing Date, regarding the matters set forth in this Section 7.1.

     7.2 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person other than the Seller or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

     7.3 Licenses, Consents and Approvals. The Buyer shall have delivered to the Seller a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

     7.4 Resolutions. The Buyer shall have delivered to the Seller certified copies of resolutions of the board of directors of the Buyer approving this Agreement and the transactions contemplated hereby.

     7.5 Other Legal Matters. All exhibits, schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the forms required by this Agreement.


                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1 Indemnification by the Seller and the Shareholders. Except as otherwise limited by this Article 8 and Article 9 hereof, the Seller and the Shareholders jointly and severally agree to indemnify, defend and hold the Buyer, Weatherford, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Buyer Losses"), arising out of or resulting from or relating to:

          (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Seller or the Shareholders in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Buyer or Weatherford pursuant to this Agreement, including the Disclosure Schedule;

          (b) any Environmental Liability arising from or attributable to (i) any condition, event, circumstance, activity, practice, incident, action or omission existing or occurring prior to the Closing Date and related in any way to the Transferred Assets or the Seller, (ii) any Environmental Conditions existing on, at, or underlying the real property of the Seller located at 640 State Highway 75 North in Willis, Texas (the "Willis Facility"), (iii) any acts or omission of the Seller relating to the ownership or operation of the Transferred Assets or the Willis Facility on or prior to the Closing Date resulting in a violation or alleged violation of Environmental Laws, or (iv) the use, storage, disposal or treatment, or the transportation for storage, disposal or treatment, of Hazardous Materials prior to the Closing Date and related in any way to the Transferred Assets or the Seller; or

          (c) any Retained Liability.

Notwithstanding the foregoing, the Seller and the Shareholders shall have no liability under Section 8.1(b) for any Environmental Liability arising from or attributable to the Phase II activities of Roy F. Weston, Inc. at the Willis Facility on May 25, 1999 and May 26, 1999. Except as set forth in Section 8.8, this indemnification provision shall survive the Closing without limitation.

     8.2 Indemnification by the Buyer and Weatherford. Except as otherwise limited by this Article 8 and Article 9 hereof, the Buyer and Weatherford jointly and severally agree to indemnify, defend and hold the Seller, the Shareholders and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer or Weatherford in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Seller or the Shareholders pursuant to this Agreement; or (b) any property damage or personal injury or death that may occur as a result of the move by the Buyer of the Transfer Assets from the Willis Facility, to the extent caused by the negligence or other fault of the Buyer or its employees, agents or representatives.

     8.3 Procedure. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

          (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

          (b) The obligations and liabilities of an Indemnitor under this
Article 8 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee or the Indemnitor.

     8.4 Payment. Payment of any amounts due pursuant to this Article 8 shall be made in United States dollars in immediately available funds by wire transfer to a bank account or accounts to be designated by the Indemnitee within ten Business Days after notice is sent by the Indemnitee.

     8.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 8 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

     8.6 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Losses under this Article 8 shall be net of any insurance recovery by the Indemnitee on account of such Losses from an unaffiliated party.

     8.7 Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

     8.8 Indemnification Limitations. The Shareholders shall be liable under
Section 8.1(a) in respect of a misrepresentation or breach of warranty only if and then only to the extent that, the aggregate amount of any Buyer Losses for which the Buyer and Weatherford are entitled to indemnification pursuant to such clause exceeds $25,000; provided, however, the Shareholders' liability under
Section 8.1(a) shall not be so limited if such Buyer Losses arise from a breach of any of the representations set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.12 or
2.14. There shall be no limits on the Shareholders' liability (i) under Section 8.1(a) only with respect to breaches of covenants or agreements (except as set forth in the immediately preceding sentence) or (ii) under Sections 8.1(b) or 8.1(c).


                                    ARTICLE 9

                 NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Shareholders pursuant to this Agreement shall be deemed representations and warranties of the Shareholders. The several representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of two years from the Closing Date (except that the representations and warranties set forth in Sections 2.1, 2.2, 2.4, 2.9, 2.12 and 2.14 shall survive the Closing Date without limitation) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 8 hereof may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period with respect to such matter. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. The agreements and covenants set forth herein shall survive without limitation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of either of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

                                   ARTICLE 10

                                   TERMINATION

     10.1 Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

          (a) mutual agreement of the parties hereto;

          (b) the Buyer or Weatherford, if a material default shall be made in the observance or in the due and timely performance by the Seller or the Shareholders of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of the Seller or the Shareholders herein contained, and such default or breach has not been cured or has not been waived;

          (c) the Seller or the Shareholders, if a material default shall be made by the Buyer or Weatherford in the observance or in the due and timely performance by the Buyer or Weatherford of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of the Buyer or Weatherford herein contained, and such default or breach has not been cured or has not been waived; or

          (d) the Buyer, Weatherford, the Seller or the Shareholders (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before July 15, 1999.

     10.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 10.1, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller, the Shareholders, the Buyer or Weatherford except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder and except that the termination of this Agreement shall not relieve any party of its obligations under Section 5.1(b), Article 8 (but only to the extent it applies to breaches of the warranties made in Sections 2.12 and 3.3) and Section 12.8.

     10.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under Section 10.1 only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.


                                   ARTICLE 11

                          DEFINITIONS OF CERTAIN TERMS

     In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all exhibits hereto and the Disclosure Schedule:

     11.1 "Accounts Receivable" shall mean all accounts and notes receivable relating to the Seller.

     11.2 "Affiliate" shall mean, with respect to any specified Person, a Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

     11.3 "Agreement" shall mean this Asset Purchase Agreement among the Seller, the Shareholders, the Buyer and Weatherford, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule.

     11.4 "Assumed Liabilities" shall have the meaning given such term in
Section 1.4(c) hereof

     11.5 "Assumed Trade Payables" shall have the meaning given such term in
Section 1.4(b) hereof.

     11.6 "Average Closing Price" shall mean the average of the closing sales prices per share of the Common Stock for the five trading days immediately preceding the Closing Date, as reported by the New York Stock Exchange.

     11.7 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

     11.8 "Buyer" shall mean Drill Tube International, Inc., a Texas corporation, or one or more of its designees.

     11.9 "Buyer Losses" shall have the meaning given such term in Section 8.1 hereof.

     11.10 "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets, the assumption by the Buyer of the Assumed Liabilities and the Assumed Trade Payables and the transfer by the Buyer to the Seller of the Purchase Price.

     11.11 "Closing Date" shall have the meaning given such term in Section 1.3 hereof.

     11.12 "Closing Date Debt" shall mean the aggregate amount of Debt Obligations reflected on the Statement.

     11.13 "Closing Date Working Capital" shall mean the aggregate amount of (a) all current assets reflected on the Statement less (b) all current liabilities reflected on the Statement.

     11.14 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

     11.15 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

     11.16 "Common Stock" shall mean the common stock, par value $1.00 per share, of Weatherford.

     11.17 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

     11.18 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, including, without limitation, the carry value of all capital leases and all non-current liabilities, including deferred income taxes (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business)

     11.19 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer. The Disclosure Schedule is a part of this Agreement.

     11.20 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

     11.21 "Entitlements" shall have the meaning given such term in Section 1.1(a)(v) hereof.

     11.22 "Environmental Conditions" shall mean any pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

     11.23 "Environmental Laws" shall mean all national, federal, state, provincial, municipal or local laws, rules, regulations, statutes, ordinances or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and
(c) the regulation of or exposure to Hazardous Materials.

     11.24 "Environmental Liabilities" shall mean any and all Damages (including any remedial, removal, response, abatement, clean-up, investigation and/or monitoring costs and associated legal costs) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunctions, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or any other Person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Entity or other Person pursuant to common law or statute and related to the use or release of Hazardous Materials.

     11.25 "Equipment" shall mean all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment that is used in the Seller's business.

     11.26 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     11.27 "ERISA Affiliate" shall mean any Person that is treated as a single employer together with the Seller under Section 414 of the Code.

     11.28 "Excluded Assets" shall have the meaning given such term in Section
1.2 hereof.

     11.29 "Financial Statements" shall have the meaning given such term in
Section 2.6 hereof

     11.30 "GAAP" shall have the meaning given such term in Section 2.6 hereof.

     11.31 "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     11.32 "Hazardous Materials" shall mean (a) any substance or material that is listed, defined or otherwise designated as a "hazardous substance" under
Section 101(14) of CERCLA, (b) any petroleum or petroleum products, (c) radioactive materials, urea formaldehyde, asbestos and PCBs and (d) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

     11.33 "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

     11.34 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

     11.35 "Inventories" shall mean all inventories of finished goods, tooling inventory, work in progress and raw materials relating to the Seller's business, wherever situated.

     11.36 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

     11.37 "Losses" shall mean Seller Losses or Buyer Losses, as the case may be.

     11.38 "Names" shall have the meaning given such term in Section 5.9 hereof.

     11.39 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

     11.40 "Pre-Closing Obligations" shall mean all liabilities, debts and obligations of the Seller or any of the Shareholders (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii) goods or services provided to or for the benefit of the Seller or any of its Affiliates prior to the Closing, (iii) goods or services manufactured or provided by or on behalf of the Seller or any of its Affiliates or licensees prior to the Closing,
(iv) any pending or threatened litigation, claims or disputes made or threatened prior to the Closing, (v) any Retained Liabilities, (vi) the conduct of the Seller's business, the ownership or operation of the Transferred Assets or any benefit realized by the Seller prior to the Closing, (vii) any Excluded Assets,
(viii) Debt Obligations of the Seller, other than the Assumed Liabilities, (ix) the employees of the Seller under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations of the Seller or any of their respective Affiliates with respect to their employees at or prior to the Closing, (x) use of the Proprietary Information, (xi) Taxes, (xii) any obligations under any contracts or agreements that were required to be listed on Section 2.5(a) of the Disclosure Schedule but were not, (xiii) any liabilities that were not reflected on the Financial Statements and (xiv) any and all Environmental losses.

     11.41 "Proprietary Information" shall mean collectively (a) the items set forth in Section 1.1(a)(iv) of the Disclosure Schedule, (b) Proprietary Rights and (c) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not such information is embodied in writing or other physical form, and which is not generally known to the public, that (i) relates to financial information regarding the Seller, including, without limitation, (y) business plans and (z) sales, financing, pricing and marketing procedures or methods of the Seller or (ii) relates to specific business matters concerning the Seller, including, without limitation, the identity of or other information regarding sales personnel or customers of the Seller.

     11.42 "Proprietary Rights" shall mean all rights to the Names and any derivations thereof, and all patents, including the patents set forth on Section 1.1(a)(iv) of the Disclosure Schedule, any patent rights, inventions, shop rights, know how, trade secrets, designs, drawings, art work, plans, prints, manuals, models, design registrations, inventor's certificates, technical information and data, copyrightable works, lists of materials, patterns, molds, records, diagrams, formulae, product design standards, tools, die, jigs, models, prototypes, product information literature, computer files, computer software, hard copy files, catalogs, specifications, confidentiality agreements, confidential information and other proprietary technology and similar information; all registered and unregistered trademarks, service marks, logos, trade names and all other trademark rights; all registered and unregistered copyrights; and all registrations for, and applications for registration of, any of the foregoing, that are used by the Seller.

     11.43 "Purchase Price" shall have the meaning given such term in Section
1.4 hereof.

     11.44 "Representative" shall have the meaning given such term in Section
12.1 hereof.

     11.45 "Retained Liabilities" shall have the meaning given such term in
Section 1.6 hereof.

     11.46 "SEC Documents" shall mean Weatherford's (a) Annual Report on Form 10-K for the year ended December 31, 1998, (b) proxy statement with respect to the Annual Meeting of Stockholders held on May 6, 1999, (c) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, and (d) Current Reports on Form 8-K dated April 29, 1999 and May 21, 1999.

     11.47 "Securities Act" shall mean the Securities Act of 1933, as amended.

     11.48 "Seller" shall mean Texas Pup, Inc., a Texas corporation.

     11.49 "Seller Benefit Plan" shall mean (a) any employee welfare benefit plan or employee pension benefit plan as defined in Sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (b) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, employment contract, retention incentive agreement, noncompetition agreement, consulting agreement, confidentiality agreement, vacation policy, or other similar plan or agreement or arrangement that has been sponsored, maintained or adopted by the Seller at any time during the past three years, or has been approved by the Seller before this date but is not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of the Seller.

     11.50 "Seller Group" shall mean the Seller and any of the Shareholders who receives any of the Weatherford Shares from the Seller in a distribution permitted under the Securities Act.

     11.51 "Seller Losses" shall have the meaning given such term in Section 8.2 hereof.

     11.52 "Statement" shall have the meaning given such term in Section 1.5(a) hereof.

     11.53 "Target Debt" shall mean an amount equal to $813,727, as reflected on the Seller's balance sheet for the year ended December 31, 1998.

     11.54 "Target Gross Book Value of the Equipment" shall mean $1,460,455, as reflected on the Seller's balance sheet for the year ended December 31, 1998.

     11.55 "Target Working Capital" shall mean an amount equal to $1,055,871, as reflected on the Seller's balance sheet for the year ended December 31, 1998.

     11.56 "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

     11.57 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

     11.58 "Third Party Claims" shall have the meaning given such term in
Section 8.3(b) hereof.

     11.59 "Trade Payables" shall mean those obligations of the Seller relating to the provision of goods and services to the Seller in the ordinary course of business of the Seller that relate to the Transferred Assets and that are classified as Trade Payables in accordance with GAAP.

     11.60 "Transferred Assets" shall have the meaning given such term in
Section 1.1(a) hereof.

     11.61 "US$", "dollar" or "$" shall mean United States dollars.

     11.62 "Weatherford Shares" shall mean 105,000 shares of Common Stock.


                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 Representative. The Seller and each of the Shareholders hereby irrevocably appoints Patrick E. Hosford to be the representative (the "Representative") of the Seller and each of the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which the Buyer or Weatherford is entitled to rely on or otherwise deal with the Seller or the Shareholders, the Buyer and Weatherford shall be entitled to communicate solely with the Representative and shall be entitled to rely on any such communications as being the desire and will of the Seller and each of Shareholders. Notice delivered to the Representative in accordance with Section
12.4 hereof shall be deemed notice to the Seller and all of the Shareholders.

     12.2 Spousal Consent. The spouse of Bruce E. Hosford is also executing this Agreement. By executing this Agreement, she (a) acknowledges that she knows of the contents of this Agreement, (b) consents to the entering into of this Agreement by her spouse and (c) agrees that this Agreement shall be binding upon such spouse to the extent of her community property interest.

     12.3 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

     12.4 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

     If to the Seller, the Shareholders or the Representative, to:

     Patrick E. Hosford
     26402 McDonald Road
     The Woodlands, Texas 77380

     Copies to:

     Stibbs & Burbach, P.C.
     10077 Grogan's Mill Road, Suite 475
     The Woodlands, Texas 77380
     Attention:        Jack Stibbs
     Facsimile:        (281) 363-0660
     Confirm:          (281) 367-2222

     If to the Buyer, to:

     Drill Tube International, Inc.
     c/o Grant Prideco, Inc.
     1450 Lake Robbins Drive, Suite 600
     The Woodlands, Texas  77380
     Attention:        John C. Coble
     Facsimile:        (281) 297-8569
     Confirm:          (281) 297-8538

     If to Weatherford, to:

     Weatherford International, Inc.
     515 Post Oak Blvd., Suite 600
     Houston, Texas  77027
     Attention:        Curtis W. Huff
     Facsimile:        (713) 693-4484
     Confirm:          (713) 693-4102
or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

     12.5 Arbitration. In the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to Article 8, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 12.5 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Houston, Texas. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 12.5 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision. Such award may be enforced in any court of competent jurisdiction.

     12.6 Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, however, the Buyer may assign its rights and obligations in this Agreement to an Affiliate of the Buyer. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

     12.7 Entire Agreement. This Agreement and the exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

     12.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

     12.9 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

     12.10 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.11 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

     12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.13 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

     12.14 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                    SELLER:

                                    TEXAS PUP, INC.


                                    By: /s/ Patrick E. Hosford
                                    Name: Patrick E. Hosford
                                    Title: President


                                    SHAREHOLDERS:


                                    /s/ Patrick E. Hosford
                                    Patrick E. Hosford


                                    /s/ Colleen L. Hosford
                                    Colleen L. Hosford


                                    /s/ Bruce E. Hosford
                                    Bruce E. Hosford


                                    SPOUSE:


                                    /S/ CAROL HOSFORD
                                    PRINTED NAME: CAROL HOSFORD

                                    BUYER:

                                    DRILL TUBE INTERNATIONAL, INC.


                                    By: /s/ Frances R. Powell
                                    Name: Frances R. Powell
                                    Title: Vice President


                                    WEATHERFORD:

                                    WEATHERFORD INTERNATIONAL, INC.


                                    By: /s/ Frances R. Powell
                                    Name: Frances R. Powell
                                    Title: Vice President, Accounting